EXHIBIT F

TO:  The Purchasers of 15% Senior Secured Convertible Debentures and
     Warrants

To Whom It May Concern:

     This letter will confirm my agreement to vote all shares of Trinity Learning Corporation ("TTYL") voting stock over which I have voting control in favor of any resolution presented to the shareholders of TTYL to approve the increase in the number of authorized common stock, no par value per share (the "Common Stock"), that TTYL is authorized to issue from 100,000,000, amount authorized on the date of closing, to 200,000,000, pursuant to the requirements of that certain Securities Purchase Agreement, dated March 31, 2006, among TTYL and the purchasers signatory thereto (the "Purchase Agreement") and the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the Trading Market, as defined in the Purchase Agreement. This agreement is given in consideration of, and as a condition to enter into such Purchase Agreement and is not revocable by me.



                              By:_______________________________________
                                 Name of Shareholder:
                                 Percentage Beneficial Ownership: